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                                                                   EXHIBIT 10.11

                       RESTRICTED STOCK PURCHASE AGREEMENT
                                 (Alan L. Crane)

     This Restricted Stock Purchase Agreement dated as of March 15, 2002 (this "Agreement") is made by and between Mimeon, Inc., a Delaware corporation (the "Company"), and Alan L. Crane (the "Purchaser").

     1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          DISABILITY: The inability of Purchaser to substantially perform his duties to the Company as a result of Purchaser's incapacity due to illness or physical disability.

          PERMANENT DISABILITY: A Disability which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, after its commencement, and is determined in good faith to be total and permanent by the Board of Directors following consultation with reputable medical or health experts selected by the Board of Directors.

          QUALIFIED OFFERING: A firm commitment underwritten public offering of the Company's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), in which the price per share is at least $5.00 (subject to equitable adjustment in the event of stock splits and the like) and the aggregate gross proceeds to the Company from such offering are not less than $10,000,000.

          QUALIFIED SALE: The sale of all or substantially all of assets or issued and outstanding capital stock of the Company, or merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of surviving corporation or entity representing more than fifty percent in voting power of capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

          SERVICE: Service as an employee, officer or director of, or a consultant or advisor to, the Company or its successors.

          SHARES: The shares of Common Stock issued to Purchaser hereunder and any other securities of the Company which may be issued in exchange for or in respect of such shares of Common Stock, whether by way of stock split, stock dividend, combination of shares, reclassification, recapitalization, reorganization or any other means.

          UNVESTED SHARES: Any Shares that are not Vested Shares.

          VESTED: Released from the Company's Repurchase Option (as defined in
Section 5(a)).

          VESTED SHARES: Any Shares that have vested in accordance with
Section 5(b).

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     2.   PURCHASE AND SALE OF SHARES. The Company hereby sells to Purchaser, and Purchaser hereby purchases from the Company, 766,296 shares of the Company's common stock, $0.0001 par value per share ("Common Stock"), for a purchase price per share of $0.0001, and an aggregate purchase price of $76.63. Purchaser and the Company hereby agree that the fair market value of the Shares on the date hereof is $0.17 per share.

     3. REPRESENTATIONS OF PURCHASER. Purchaser understands that the Shares are not registered under the Act, and represents to the Company, and agrees that the Company is entitled to rely on such representations, as follows:

          (a) Purchaser understands that the Shares have not been registered under the Act, or registered or qualified under the securities or "Blue Sky" laws of any jurisdiction, and are being sold pursuant to exemptions contained in the Act and exemptions contained in other applicable securities or "Blue Sky" laws. Purchaser understands further that the Company's reliance on these exemptions is based in part on the representations made by Purchaser in the Agreement. In this connection, Purchaser represents and warrants that the offer and sale of the Shares were made solely in Massachusetts.

          (b) Purchaser understands the term "accredited investor" as used in Regulation D promulgated under the Act and represents and warrants to the Company that he is an "accredited investor" for purposes of acquiring the Shares. The nature and amount of Purchaser's investment in the Shares is consistent with Purchaser's investment objectives, abilities, and resources. Purchaser understands that the Shares are an illiquid investment, which will not become freely transferable by reason of any "change of circumstances" whatever. Purchaser has adequate means of providing for Purchaser's current needs and possible contingencies and has no need for liquidity in Purchaser's investment.

          (c) Purchaser is acquiring the Shares for Purchaser's own account for investment, and not for, with a view to, or in connection with the resale or distribution thereof. Purchaser has no present intention to sell, hypothecate, distribute or otherwise transfer the Shares or any portion thereof or any interest therein.

          (d) Purchaser understands that the Shares will constitute "restricted securities" within the meaning of Rule 144 promulgated under the Act and that, as such, the Shares must be held indefinitely unless they are subsequently registered under the Act or unless an exemption from the registration requirements thereof is available. Purchaser has been advised that Rule 144, which permits the resale, subject to various terms and conditions, of small amounts of such "restricted securities" after they have been held for one year, does not now apply to the Company, because the Company is not now required to file, and does not file, current reports under the Securities Exchange Act of 1934, and because information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports is not now publicly available. The Company may become a reporting entity at some future date, but no assurance can be given that it will do so.

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          (e)  In connection with Purchaser's acquisition of the Shares,
Purchaser accepts the condition that the Company may maintain "stop transfer" orders with respect to the Shares and that each certificate or other document evidencing the Shares will bear conspicuous legends in substantially the form set forth in Section 7 of this Agreement.

          (f) Purchaser has consulted Purchaser's attorney or accountant with respect to Purchaser's purchase of the Shares. Purchaser has fully investigated the Company and its business and financial condition and has knowledge of the Company's current activities. Purchaser acknowledges that the Company has granted Purchaser and Purchaser's attorney or accountant access to all information about the Company which they have requested and has offered each of them access to all further information which they deemed relevant to an investment decision with respect to the Shares. Purchaser and Purchaser's attorney or accountant have had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning such information and the Company's financial condition and prospects.

     4. RESTRICTIONS ON TRANSFER. The following restrictions on transfer of the Shares shall apply:

          (a) SECURITIES LAWS. Except for purchases of Unvested Shares by the Company as contemplated by Section 5, no Shares, nor any interest therein, may be sold, assigned, pledged or otherwise transferred at any time or under any circumstances unless (i) the Shares proposed to be transferred have been registered under the Act and qualified under applicable state securities laws, or (ii) the Company has received, or agreed to waive, an opinion of counsel acceptable to the Company to the effect that such transfer may be effected without registration under the Act or qualification under the securities laws of relevant states and the proposed transferee has made such representations and agreements as the Company shall require to assure compliance with the Act and such laws.

          (b) TERMINATION OF REPURCHASE OPTION. Except for purchases of Unvested Shares by the Company as contemplated by Section 5, no Shares, nor any interest therein, may be sold, assigned, pledged or otherwise transferred until the Repurchase Option shall have terminated with respect to such Shares.

          (c) RIGHT OF FIRST OFFER. In the event that at any time Purchaser desires to sell, assign or otherwise transfer any of the Vested Shares then held by Purchaser, he shall first offer the Vested Shares desired to be transferred to the Company by giving written notice of the proposed transfer. The notice shall state the number of Vested Shares proposed to be transferred, the name of the person or persons to whom it is proposed to transfer the Vested Shares, the price at which the Vested Shares are intended to be transferred and all other terms of the transaction, which must be bona fide. Such notice shall constitute an offer by Purchaser to the Company for the Company to purchase such Vested Shares on such terms and at a price per Vested Share equal to the price stated in the notice. The Company may accept the offer as to all, but not less than all, of the Vested Shares offered by notifying Purchaser in writing within 30 days after receipt of such notice of its acceptance of the offer. If the offer is accepted, Purchaser shall sell the offered Vested Shares to the Company on the terms and at the price per Vested Share as

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aforesaid, free of all encumbrances, and shall deliver the certificates representing such Vested Shares, duly endorsed in blank by Purchaser or with duly executed stock powers attached thereto, all in form suitable for the transfer of such Vested Shares to the Company, within 30 days of the date of acceptance of the offer to sell, against payment therefor at the same price per Vested Share and according to the same terms as were offered by the proposed transferee. If within the applicable time period Purchaser does not receive notice of the Company's intention to purchase the offered Vested Shares, the offer shall be deemed to have been rejected. In such event, Purchaser may transfer title to the offered Vested Shares within 90 days from the date of his written notice to the Company of his intention to sell, but such transfer shall be made only to the proposed transferee or transferees and at the proposed price and on such other terms as stated in such notice. Vested Shares that are so transferred to such transferee or transferees shall remain subject to this
Section 3 and as a condition to any transfer Purchaser shall obtain a written agreement from the transferee by which the transferee agrees to be bound by this
Section 3.

          (d) PERMITTED TRANSFERS. Any portion or all of the Vested Shares may, without compliance with the provisions of Section 4(c), be transferred by
Purchaser: (i) to his spouse, his parents and the linear descendants of his parents (collectively, "family members"); (ii) to a trust established for the benefit of his family members; (iii) under his will or otherwise pursuant to the laws of descent and distribution; (iv) to a partnership, limited liability company or other entity controlled by Purchaser, the partners or members of which consist solely of Purchaser, his spouse and/or any of his other family members; or (v) to a charitable organization or educational institution qualifying for exemption from Federal income taxes pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that Shares that are so transferred shall remain subject to this
Section 4 and as a condition to any transfer Purchaser (or Purchaser's estate) shall obtain a written agreement from the transferee by which the transferee agrees to be bound by this Section 4.

          (e) REMEDIES. No sale, assignment, pledge or other transfer of Shares shall be effective or given effect on the books of the Company unless all of the applicable provisions of this Section 4 have been duly complied with. If any transfer of Shares is made or attempted in violation of the foregoing restrictions, or if Shares are not offered to the Company as required hereby, the Company shall have the right to purchase such Shares from the purported owner thereof or his transferee at any time before or after the transfer, as herein provided. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by actions for specific performance (to the extent permitted by law) and may refuse to recognize any transferee as one of its stockholders for any purpose, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions hereof have been complied with.

          (f) LOCK-UP. Purchaser agrees that for a period of up to 180 days from the effective date of any registration of securities of the Company under the Act (upon request of the Company or the underwriters managing any underwritten offering of the Company's securities), he will not sell, make any short sale or loan of, grant any option for the purchase of, or otherwise dispose of any Shares held by him without the prior written consent of the Company or such

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underwriters, as the case may be; provided, however, that all officers and directors of the Company enter into similar agreements.

          (g) TERMINATION OF RESTRICTIONS. Sections 4(c) and 4(d) shall terminate upon the earlier to occur of: (i) immediately prior to the consummation of a Qualified Sale; or (ii) the closing of a Qualified Offering.

     5.   REPURCHASE OF UNVESTED SHARES.

          (a)  REPURCHASE OPTION.

               (i) In the event of the termination of Purchaser's Service by Purchaser or the Company for any reason, with or without cause, the Company shall upon the date of such termination (the "Termination Date") have an irrevocable, exclusive option (the "Repurchase Option") for a period of 90 days from such date to repurchase all or any portion of the Unvested Shares at the repurchase price of $0.17 per share, appropriately adjusted in the event of a stock dividend, stock split, recapitalization, combination of shares or similar event occurring subsequent to the date of this Agreement.

               (ii) Unless the Company notifies Purchaser within 90 days from the date of termination of Purchaser's Service that it does not intend to exercise its Repurchase Option with respect to some or all of the Unvested Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to such 90th day. Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Unvested Shares to which it applies at the time of termination, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company's intention to exercise its Repurchase Option with respect to all Unvested Shares to which such Repurchase Option applies. The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price, provided that the Company shall use good faith efforts to satisfy its payment obligation to Purchaser within 15 days after Company's notice of exercise of the Repurchase Option (or deemed exercise), and that if such check is not delivered or such cancellation is not effective within such 15 days from such date, the amount of the Company's unsatisfied payment obligation shall bear interest at a rate of nine percent (9%) per annum until the Company has satisfied its payment obligation under this paragraph (ii). In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 5(a)(ii) and Purchaser is then indebted to the Company, the amount of such indebtedness equal to the purchase price of the Unvested Shares being repurchased shall be deemed automatically canceled as of the date of Company's notice of exercise of the Repurchase Option (or deemed exercise). As a result of any repurchase

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of Unvested Shares pursuant to this Section 5(a), the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by Purchaser.

          (b)  VESTING.

               (i)   The Shares will become vested as follows:

                     (A) One fourth of the Shares shall vest on March 15, 2003; and

                     (B) an additional one forty-eighth (1/48) of the Shares shall vest on the 15th day of each month thereafter until 100% of the Shares have become vested; PROVIDED, however, that the vesting of Shares on any such vesting date shall be conditioned upon Purchaser's continuing Service with the Company from the date hereof through such vesting date. Fractional shares shall be rounded down to the nearest whole share. Notwithstanding the foregoing, all times at which Shares shall be released from the Repurchase Option shall be extended in the event of a Disability by the period of Disability.

               (ii) Notwithstanding Section 4(b)(i), (A) all Shares shall be deemed to have vested immediately prior to the consummation of a Qualified Sale, and (B) 33% of all Unvested Shares shall be deemed to have vested upon the death or Permanent Disability of the Purchaser.

          (c) CONSIDERATION FOR REPURCHASE PRICE. As consideration for a repurchase price (see Section 5(a)) that is greater than the purchase price (see
Section 2), Purchaser agrees to make a capital contribution to the Company of $35,528 on each of January 1, 2003, January 1, 2004 and January 1, 2005. Notwithstanding any other provision of this Agreement, Purchaser's obligation under this Section 5(c) shall survive the expiration or termination of this Agreement for any reason.

     6. CUSTODY OF CERTIFICATES. In order to facilitate the exercise of the Repurchase Option, the Company or its counsel shall hold all certificates representing Unvested Shares, together with an adequate number of undated and otherwise blank stock powers executed by Purchaser. The Company shall have the right to cause transfers of Unvested Shares to be effected pursuant to Section
5. After any Shares become Vested Shares, the Company shall, upon request of Purchaser, deliver to Purchaser a certificate or certificates representing such Vested Shares. After the Company sends Purchaser a notice that it does not intend to exercise its Repurchase Option as to certain Unvested Shares, the Company shall, upon request of Purchaser, deliver to Purchaser a certificate or certificates representing such Unvested Shares.

     7. LEGENDS. Each certificate representing Shares shall prominently bear legends in substantially the following forms:

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     These securities have not been registered under the Securities Act of 1933.
     They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Corporation that such registration is not required.

     The securities represented by this certificate have been acquired for investment and have not been registered or qualified under the securities or "Blue Sky" laws of any jurisdiction. They may not be offered or sold without an opinion of counsel to the Corporation to the effect that the proposed transaction will be exempt from registration, qualification, and filings in all applicable jurisdictions.

     The Corporation is authorized to issue more than one class or series of stock. The powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of such preferences and/or rights of each class of stock or series of any class set forth in the Certificate of Incorporation of the Corporation. The Corporation will furnish a copy of the Certificate of Incorporation of the Corporation to the holder of this certificate without charge upon request.

     The securities represented by this certificate are subject to restrictions on transfer and repurchase rights pursuant to the terms of a Restricted Stock Purchase Agreement, as amended from time to time, between the owner of this certificate and the Corporation. The Corporation will furnish a copy of this agreement to the holder hereof without charge upon written request.

     8.   MISCELLANEOUS.

          (a) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, representations and proposals, written or oral, relating to such subject matter.

          (b) AMENDMENTS. Neither this Agreement nor any provision hereof may be changed or modified except by an agreement in writing executed by Purchaser and on behalf of the Company.

          (c) BINDING EFFECT OF THE AGREEMENT. This Agreement shall inure to the benefit of, and be binding upon, the Company, Purchaser and their respective estates, heirs, executors, transferees, successors, assigns and legal representatives.

          (d) PROVISIONS SEVERABLE. In the event that any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby. Any invalid, illegal or unenforceable provision of this Agreement

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shall be severed, and after any such severance, all other provisions hereof shall remain in full force and effect.

          (e) NOTICES. All notices under this Agreement shall be effective (i) upon personal or facsimile delivery, (ii) two business days after deposit in the United States mail as registered or certified mail postage fully prepaid, or
(iii) one business day after pickup by any overnight commercial courier service, in each case sent or addressed to the Company at its principal office and to Purchaser at his record address as carried in the stock records of the Company or at such other address as he may from time to time designate in writing to the Company.

          (f) CONSTRUCTION. A reference to a Section shall mean a Section of this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and shall not in any manner limit the construction of this Agreement which shall be considered as a whole. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

          (g) NO EMPLOYMENT AGREEMENT. This Agreement shall not be construed as an agreement by the Company to employ Purchaser, nor is the Company obligated to employ Purchaser by reason of this Agreement or the issuance of the Shares to Purchaser.

          (h) SECTION 83(b) ELECTION. Purchaser will furnish to the Company a copy of any election made by Purchaser under Section 83(b) of the Code with respect to his acquisition of the Shares.

          (i) APPLICABLE LAW. This Agreement shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Purchaser consents to jurisdiction and venue in any state or federal court in The Commonwealth of Massachusetts for the purposes of any action relating to or arising out of this Agreement or any breach or alleged breach hereof, and to service of process in any such action by certified or registered mail, return receipt requested.

          (j) DISPOSITION OF SHARES; PURCHASE BY NOMINEE OR DESIGNEE. Any Shares that the Company elects to purchase hereunder may be disposed of by it in such manner as it deems appropriate with or without restrictions on the transfer thereof, and the Company may require their transfer to a nominee or designee as part of any purchase of the Shares from Purchaser.

          (k) WITHHOLDING TAXES. Purchaser acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to Purchaser any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by Purchaser.

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     IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock
Purchase Agreement as of the date first above written.


                            MIMEON, INC.


                            By: /s/ Christoph Westphal, MD PhD
                               ------------------------------------
                                Christoph Westphal
                                President and Chief Executive Officer


                            /s/ Alan L. Crane
                            -----------------------------
                            Alan L. Crane

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